OFFICE
DEPOT (R)                                                       NEWS RELEASE
--------------------------------------------------------------------------------
Contact:

         Eileen H. Dunn
         Vice President, Investor Relations/Public Relations
         (561) 438-4930
         edunn@officedepot.com
         ---------------------


                 OFFICE DEPOT, INC. ANNOUNCES INTERMEDIATE TERM
                         PRIVATE PLACEMENT NOTE OFFERING

Delray Beach, Florida... May 8, 2001 -- Office Depot, Inc. (NYSE: ODP) announced today that it intends to offer approximately $200 million of intermediate-term, interest bearing notes. The entire net proceeds from this offering are expected to be used to repay existing short-term debt and to support working capital needs.

The notes will be privately offered only to qualified institutional buyers under Rule 144A and under Regulation S of the Securities Act of 1933, as amended. The notes will not be or have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.